Exhibit T3A-5
DOC ID ----> 202130201246

DOC ID ----> 202130201246

Form 533A Prescribed by:

Frank LaRose
Ohio Secretary of State

Date Electronically Filed: 10/29/2021

Toll Free: 877.767.3453 | Central Ohio: 614.466.3910

OhioSoS.gov | business@OhioSoS.gov

File online or for more information: OhioBusinessCentral.gov

Articles of Organization for a Domestic Limited Liability Company

Filing Fee: $99

Form Must Be Typed

CHECK ONLY ONE (1) BOX

(1) [x] Articles of Organization for Domestic For-Profit Limited Liability Company (115-LCA)

(2) [ ] Articles of Organization for Domestic Nonprofit Limited Liability Company (115-LCA)

Name of Limited Liability Company: AYR Ohio LLC

(Name must include one of the following words or abbreviations: "limited liability company", "limited", "LLC", "L.L.C.", "ltd.", or "ltd".)

Optional: Effective Date (MM/DD/YYYY) 10/29/2021

(The legal existence of the limited liability company begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing.)

Optional: This limited liability company shall exist for ______
Period of Existence

Optional: Purpose

______

** **Note for Nonprofit LLCs**
The Secretary of State does not grant tax exempt status. Filing with our office is not sufficient to obtain state or federal tax exemptions. Contact the Ohio Department of Taxation and the Internal Revenue Service to ensure that the nonprofit limited liability company secures the proper state and federal tax exemptions. These agencies may require that a purpose clause be provided. **

533A

Page 1 of 3

Last Revised: 06/2019

DOC ID ----> 202130201246 533A Page 2 of 3 Last Revised: 06/2019 Original Appointment of Statutory Agent The undersigned authorized member(s), manager(s) or representative(s) of (Name of Limited Liability Company) hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is: (Name of Statutory Agent) (Mailing Address) (Mailing City) (Mailing State) (Mailing ZIP Code) Acceptance of Appointment The Undersigned, (Name of Statutory Agent) , named herein as the Statutory agent for (Name of Limited Liability Company) hereby acknowledges and accepts the appointment of statutory agent for said limited liability company. Statutory Agent Signature (Individual Agent's Signature / Signature on Behalf of Business Serving as Agent) AYR Ohio LLC CORPORATE CREATIONS NETWORK INC. 119 E. COURT STREET CINCINNATI OH 45202 CORPORATE CREATIONS NETWORK INC. AYR Ohio LLC NICHOLAS NICHOLS, SPECIAL SECRETARY

DOC ID ----> 202130201246 533A Page 3 of 3 Last Revised: 06/2019 Print Name By (if applicable) Signature Print Name By (if applicable) Signature Print Name By (if applicable) Signature By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Articles and original appointment of agent must be signed by a member, manager or other representative. If the authorized representative is an individual, then they must sign in the "signature" box and print his/her name in the "Print Name" box. If the authorized representative is a business entity, not an individual, then please print the entity name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print his/her name and title/authority in the "Print Name" box. DEBORAH E. KALSTEK, PARALEGAL/AUTH. AGENT SEE ATTACHED

DOC ID ----> 202130201246

DOC ID ----> 202130201246